As filed with the Securities and Exchange Commission on July 2, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEVEL ONE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Michigan	71-1015624
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
32991 Hamilton Court
Farmington Hills, MI 48334
(248) 737-0300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
David C. Walker
Executive Vice President and Chief Financial Officer
Level One Bancorp, Inc.
32991 Hamilton Court
Farmington Hills, MI 48334
(248) 737-0300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:

Bill Fay Barack Ferrazzano Kirschbaum &
Nagelberg LLP
200 W. Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Debt Securities
Common Stock, no par value
Preferred Stock, no par value
Depositary Shares
Warrants(4)
Stock Purchase Contracts
Stock Purchase Units
TOTAL			$100,000,000	$12,980

(1)
The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table.

(2)	Omitted with respect to each class of securities pursuant to General Instruction II.D of Form S-3.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(4)	The warrants registered hereunder will be exercisable for debt securities, common stock, preferred stock or other securities of the registrant.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement containing this prospectus filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED JULY 2, 2020
PROSPECTUS
$100,000,000
Debt Securities, Common Stock, Preferred Stock, Depositary Shares,
Warrants, Stock Purchase Contracts, Stock Purchase Units and
Hybrid Securities Combining Elements of the Foregoing
This prospectus relates to the potential offer and sale by Level One Bancorp, Inc., in one or more offerings, of debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing. In addition, certain other persons to be identified in a prospectus supplement may offer and sell our securities. We will not receive any proceeds from any sale of securities by such persons. The aggregate initial offering price of the securities offered pursuant to this prospectus will not exceed $100,000,000.
This prospectus provides a general description of the securities we or certain selling securityholders and their successors, including transferees, which we collectively refer to as selling securityholders, may offer. Each time we sell or any selling securityholder sells securities, we will describe the specific terms of the securities offered in one or more supplements to this prospectus at the time of each offering. Those terms may include maturity, interest rate, sinking fund terms, currency of payments, dividends, redemption terms, listing on a securities exchange, amount payable at maturity, conversion or exchange rights, liquidation amount, subsidiary guarantees and subordination.
We and any selling securityholder may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our and any selling securityholder’s arrangements with them in the prospectus supplement that relates to that offering, and such selling securityholder will be responsible for underwriting discounts or commissions or agents’ commissions with respect to any securities they sell.
This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.
Our common stock is quoted on the Nasdaq Global Select Market under the trading symbol “LEVL.” On July 1, 2020, the last sales price on the Nasdaq Global Select Market for our common stock was $17.06. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.
Investing in our securities involves risks. You should consider carefully the risk factors referenced under the heading “Risk Factors” on page 1 of this prospectus, and any risk factors set forth in the applicable prospectus supplement and in our reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation, which we refer to as the FDIC, or any other governmental agency.
This prospectus is dated                       , 2020.

TABLE OF CONTENTS
Prospectus

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, pursuant to the Securities Act of 1933, as amended, which we refer to as the Securities Act, utilizing an automatic “shelf” registration process. Under this shelf registration process, we or any selling securityholder may offer and sell, in one or more offerings, the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we offer or any selling securityholder offers these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to those filings. You should review the complete document to evaluate these statements.
You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.
Each reference in this prospectus to “Level One”, the “Company”, “we”, “us” and “our” means Level One Bancorp, Inc. and its consolidated subsidiaries, unless the context requires otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website at http://www.levelonebank.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus.
The SEC allows us to “incorporate by reference” into this prospectus other information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC that is incorporated by reference herein will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information that are “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we filed with the SEC (file number 001-38458) and any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, until the offerings of the securities contemplated by this prospectus are terminated, as well as any filings after the date on which the registration statement of which this prospectus forms a part was initially filed with the SEC and prior to the effectiveness of such registration statement, but excluding, in each case, any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020;

•	those portions of our definitive proxy statement, filed with the SEC on March 25, 2020, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020;

•	our Current Reports on Form 8-K filed on January 2, 2020 (including the amendment thereto filed on March 19, 2020), January 30, 2020, March 19, 2020, May 7, 2020 and June 17, 2020; and

•
the description of our common stock, which is registered under Section 12 of the Exchange Act, in our Form 8-A filed with the SEC on April 16, 2018, including any subsequently filed amendments and reports updating such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:
Level One Bancorp, Inc.
Attention: Investor Relations
32991 Hamilton Court
Farmington Hills, MI 48334
Telephone: (888) 880-5663
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to us at the address or telephone number above.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. This document may only be used where it is lawful to sell these securities. Neither we nor any selling securityholders are making any offer of these securities in any state where the offer is not permitted.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference or deemed incorporated by reference, any related prospectus supplement and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as those identified below.
We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions, internal growth and plans to open additional banking centers or offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

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the severity, magnitude and duration of the COVID-19 pandemic and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, business and consumers, on our operations and personnel, commercial activity and demand across our business and our customers’ businesses;

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the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect our liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses;

•	the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges;

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economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect our liquidity and the performance of our loan portfolios, particularly in the markets in which we operate;

•	negative effects suffered by us or our customers resulting from changes in U.S. trade policies;

•	the extent of defaults and losses on our loan portfolio, which may require further increases in our allowance for credit losses;

•	estimates of fair value of certain of our assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	commercial real estate market conditions in the Detroit metropolitan area and the other Michigan markets in which we operate;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in our allowance for loan losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

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changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, our liquidity and the value of our assets and liabilities;

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competitive pressures in the financial services business which may affect the pricing of our loan and deposit products as well as our services, which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of our recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions;

•	harm to our reputation;

•	any negative perception of our financial strength;

•	our ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for our investment portfolio;

•	our ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

•	failure or breaches of our security systems or infrastructure, or those of third parties;

•	other security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft;

•	adverse effects on our information technology systems resulting from failures, human error or cyberattacks;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	accuracy and completeness of information we receive about customers and counterparties to make credit decisions;

•	our ability to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions to which we are subject, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new banking centers;

•	examinations and challenges by tax authorities, and any unanticipated impact of the Tax Cuts and Jobs Act of 2017;

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changes in accounting standards, rules and interpretations such as the new Accounting Standards Update 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments and related changes to address the impact of COVID-19, and the impact on our financial statements;

•	our ability to receive dividends from our bank subsidiary;

•	uncertainty about the discontinued use of the London Inter-bank Offered Rate and transition to an alternative rate;

•	a decrease in our capital ratios, including as a result of declines in the value of our loan portfolios, or otherwise;

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legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in

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response to the COVID-19 pandemic, including without limitation the Coronavirus Aid, Relief, and Economic Security Act and the rules and regulations that may be promulgated thereunder;

•	a lowering of our credit rating;

•	changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic or otherwise;

•	regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;

•	the impact of heightened capital requirements;

•	any increases in our FDIC insurance premiums, or the collection of special assessments by the FDIC;

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each of the factors and risks identified in the “Risk Factors” sections included under Item 1A. of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, and under Item 1A. of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

There can be no assurances that future actual results will correspond to these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statement made by us or on our behalf. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. We undertake no obligation to update any forward-looking statements or reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. You are advised, however, to consult further disclosures management makes on related subjects in our reports filed with the SEC.

THE COMPANY
Level One Bancorp, Inc. is a financial holding company headquartered in Farmington Hills, Michigan. In addition to our headquarters, as of March 31, 2020, our wholly owned bank subsidiary, Level One Bank, which we refer to as the Bank, had 17 offices, including 11 banking centers (our full service branches) in Metro Detroit, one banking center in Grand Rapids, one banking center in Jackson, three banking centers in Ann Arbor and one mortgage loan production office in Ann Arbor. As of March 31, 2020, we had total assets of approximately $1.94 billion, total deposits of approximately $1.47 billion and total shareholders’ equity of $175.8 million.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “LEVL.” Our principal executive office is located at 32991 Hamilton Court, Farmington Hills, Michigan 48334, and our telephone number is (248) 737-0300.
RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC. You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The value and any trading prices of our securities could decline due to any of these risks, and you may lose all or part of your investment.
USE OF PROCEEDS
We will not receive any proceeds from any securities sold by a selling securityholder.
Except as otherwise provided in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale by the Company of the offered securities for general corporate purposes. These purposes may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions, and reducing or refinancing existing debt. Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in the Bank or another depositary institution.
GENERAL DESCRIPTION OF SECURITIES
We or any selling securityholder may offer under this prospectus debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing, either individually or as units consisting of two or more securities.
The following descriptions of the terms of these securities set forth some of the general terms and provisions of securities that may be offered by us or any selling securityholder. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the applicable prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended, for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. This form of indenture is subject to any modifications, amendments or supplements that we may enter into with the trustee(s), setting forth the specific terms and conditions of the debt securities being issued. The material terms reflected in the form of indenture are summarized below and we refer you to the form of indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, and any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	any provisions relating to the issuance of the debt securities of the series at an original issue discount;

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the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

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whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

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the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax,

assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

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whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•	any restrictions, conditions or requirements for transfer of the debt securities; and

•	any other material terms or conditions upon which the debt securities will be issued.
Unless otherwise indicated in an applicable prospectus supplement, if any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
Unless otherwise indicated in an applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.
An applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
An applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
Unless we indicate otherwise in an applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

•
we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•
we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.
Modification and Waiver
Unless we indicate otherwise in an applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or interest on, any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•
a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•
waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Finally, we and the indenture trustee may, from time to time, amend the indenture without the consent of holders of the debt securities for certain purposes, including but not limited to the following:

•	to evidence the succession of another entity to us or successive successions and the assumption by such entity of our covenants, agreements and obligations under the indenture;

•	to add additional events of default for the protection of the holders of debt securities;

•	to add covenants for the protection of the holders of debt securities; and

•	to make certain other administrative modifications which do not materially and adversely affect the interests of the holders of debt securities.
Events of Default
Unless we indicate otherwise in an applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•
failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.
If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.
The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.
However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture. Unless otherwise indicated in an applicable prospectus supplement, if at any time,

•
we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

•
we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

•
all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
Defeasance and Covenant Defeasance. Unless otherwise indicated in an applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities, which we refer to as defeasance, with certain exceptions described below; or

•
to be released from our obligations with respect to such debt securities under such covenants as may be specified in an applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to as covenant defeasance.

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•
we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•
we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.
The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Global Securities
Unless otherwise indicated in an applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in an applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, is applicable.
Regarding the Trustee
General. We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.
Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Annual Trustee Report to Holders of Debt Securities. The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.
Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
Certain Relationships in the Ordinary Course. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.
DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock does not purport to be complete and is qualified, in all respects, by reference to applicable Michigan law and our articles of incorporation, as amended, which we refer to as our articles of incorporation, our amended and restated bylaws, which we refer to as our bylaws, each of which is incorporated by reference in the registration statement of which this prospectus is part. To find out where copies of these documents can be obtained, see “Where You Can Find More Information”.
Authorized Capital Stock
Our articles of incorporation authorize the issuance of up to 20,000,000 shares of common stock, no par value per share, and up to 50,000 shares of preferred stock, no par value per share. At July 1, 2020, we had issued and outstanding 7,734,322 shares of common stock and no shares of preferred stock.
Common Stock
Governing Documents. Holders of shares of our common stock have the rights set forth in our articles of incorporation, our bylaws and Michigan law.
Dividends and Distributions. The holders of our common stock are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends, subject to limitations under Michigan law and any preferential rights of holders of our then outstanding preferred stock.
Ranking. Our common stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company to all other securities and indebtedness of the Company.
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share equally, on a per share basis, in all of our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any then outstanding shares of preferred stock.
No Conversion Rights. Our common stock is not convertible into any other shares of our capital stock.
No Preemptive Rights. Holders of our common stock do not have any preemptive rights.
Voting Rights. The holders of our common stock are entitled to one vote per share on any matter to be voted on by the shareholders. The holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors. A plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present.
Redemption. We have no obligation or right to redeem our common stock.
Stock Exchange Listing. Our common stock has been approved for listing on the Nasdaq Global Select Market under the symbol “LEVL.”
Preferred Stock
Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of common stock and except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. The rights of any series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.
We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.
Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.
Depositary Shares
We may elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we issue depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred stock to which the depositary shares relate.
The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.

Certain Provisions of Our Articles of Incorporation, Bylaws, Michigan Law and Certain Applicable Banking Regulations That May Have an Anti-Takeover Effect
Michigan law, certain provisions of our articles of incorporation and bylaws, and certain applicable banking regulations could have the effect of delaying or deferring the removal of incumbent directors or delaying, deferring or discouraging another party from acquiring control of us, even if such removal or acquisition would be viewed by our shareholders to be in their best interests. We believe that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal.
Authorized But Unissued Capital Stock. We have authorized but unissued shares of common stock and preferred stock, and our board of directors may authorize the issuance of one or more series of preferred stock without shareholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.
Number of Directors; Noncumulative Voting for Directors. Our bylaws provide that the authorized number of directors of the Company may be fixed only by our board by resolution of a majority of the directors then in office, although such number may not be less than five nor more than twenty-five. In addition, our articles do not allow for noncumulative voting for directors, which may make it more difficult for a non-company nominee to be elected to our board of directors.
Filling of Board Vacancies; Removals. Any vacancies in our board of directors and any directorships resulting from any increase in the number of directors may be filled by the board, acting by not less than a majority of the directors then in office, although less than a quorum.
Limitation on Right to Call a Special Meeting of Shareholders. Our bylaws provide that special meetings of shareholders may only be called by our board or our president or by the holders of not less than a majority of our outstanding shares of capital stock entitled to vote for the purpose for which the meeting is being called.
Action By Unanimous Written Consent of Shareholders. Our bylaws provide that any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, but only if all of the shareholders entitled to vote consent in writing.
Advance Notice Provisions. Our bylaws generally require a shareholder desiring to propose new business at a shareholder meeting to provide advance written notice to our corporate secretary, not later than 90 days nor earlier than 120 days prior to the anniversary of the preceding year’s annual shareholder meeting, containing certain information about the shareholder and the business to be brought. Only business within the purposes described in the notice of the meeting may be conducted at a special meeting. This provision could delay shareholder actions that are favored by the holders of a majority of our outstanding stock until the next shareholders’ meeting.
Additionally, our bylaws provide that nominations for directors must be made in accordance with the provisions of our bylaws, which generally require, among other things, that such nominations be provided in writing to our corporate secretary, not later than 90 days nor earlier than 120 days prior to the anniversary of the preceding year’s annual shareholder meeting, and that the notice to our corporate secretary contain certain information about the shareholder and the director nominee.
Amendment of the Bylaws. Our bylaws provide that our bylaws may be altered, amended or repealed by our board without prior notice to or approval by our shareholders. Our bylaws may also be altered, amended or repealed by the affirmative vote of holders of a majority of the shares of our capital stock entitled to vote at any meeting of shareholders. Accordingly, our board could take action to amend our bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Michigan Law. We may opt-in to the provisions of Chapter 7A of the MBCA. In general, subject to certain exceptions, Chapter 7A of the MBCA prohibits a Michigan corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder, unless: (i) prior to such date, the board of directors approved the business combination; or (ii) on or subsequent to such date, the business combination is approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of such voting stock not held by the interested shareholder or such shareholder’s affiliates. The MBCA defines a “business combination” to include certain mergers, consolidations, dispositions of assets or shares and recapitalizations. An “interested shareholder” is defined by the MBCA to include a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation. While our board to date has not elected to opt-in to these provisions, any future decision to do so could have an anti-takeover effect.
Banking Regulation. The ability of a third party to acquire equity securities or control of the Company is also limited under applicable banking regulations. The Bank Holding Company Act requires any “bank holding company” (as defined in such Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock or another class of our voting securities. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock or another class of our voting securities under the Change in Bank Control Act. Any company that holds 25% or more of our outstanding common stock or another class of our voting securities, controls the election of a majority of our board of directors, or otherwise is deemed by the Federal Reserve to exercise a “controlling influence” over our management or policies is subject to regulation as a bank holding company under the Bank Holding Company Act. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator.
Limitation on Liability and Indemnification of Officers and Directors. Our articles provide that our directors will not be liable to us or our shareholders for monetary damages for any action taken or any failure to take any action as a director, subject to limited exceptions. Our bylaws provide that we must indemnify each of our directors and officers to the fullest extent permitted by the laws of the State of Michigan and consistent with the provisions of the MBCA.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common stock, preferred stock or other securities of the Company. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from those securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements.
We will describe in the applicable prospectus supplement relating to any warrants we are offering the specific terms relating to the offering, which terms may include some or all of the following:

•	the title of the warrants;

•	the offering price and aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock or preferred stock that can be purchased if a holder exercises the warrant and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.
The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts pursuant to which holders will purchase from us a number of shares of common stock at a future date, which we refer to as stock purchase contracts. The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and securities of the Company or of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to as stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.
The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa, and such payments may be unsecured or prefunded on some basis.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.
BOOK ENTRY SYSTEM
Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company, which we refer to as DTC, New York, New York, will act as securities depository for the securities offered hereunder, which we refer to as the Offered Securities. The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, which we refer to as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Direct Participants and Indirect Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC’s records. The ownership interest of each actual purchaser of each Offered Security, which we refer to as the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.
To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Securities;
DTC’s records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults, and proposed amendments to the Offered Security documents. For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Offered Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.
In the event of an offer to purchase outstanding Offered Securities, a Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer such participant’s interest in the Offered Securities, on DTC’s records, to the tender or remarketing agent. The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Offered Securities to the tender or remarketing agent’s DTC account. Holders of our outstanding preferred stock or subordinated notes should not expect the Company to redeem or repurchase such instruments prior to their maturity.
DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent. Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.
The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Offered Security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.
PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.
Selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities. In addition to selling securities under this prospectus, selling securityholders may transfer their securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. Moreover, selling securityholders may decide not to sell any securities offered hereby.
The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:

•	the type and terms of the securities being offered;

•	the names of any selling securityholders, if applicable;

•	the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

•	the purchase price of the securities;

•	the proceeds we will receive from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents and any delayed delivery arrangements.
Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, we and any selling securityholder may transfer the securities by other means not described in this prospectus.
General
Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts or commissions they receive from us or selling securityholders and any profits they receive on the sale or resale of the offered securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities, and each may discontinue any market-making activities at any time, without notice, at its sole discretion.
Sale Through Underwriters or Dealers

If we use or a selling securityholder uses underwriters in a sale of securities, such underwriters will acquire the offered securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.
We or any selling securityholder may offer the securities to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement states otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.
If we use or a selling securityholder uses dealers in a sale of securities, we or such selling securityholder will sell the securities to them as principals, and they may then resell those securities to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents and Others
We or any selling securityholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We or any selling securityholder may also sell the securities through agents designated from time to time. We will name any agent involved in the offer or sale of the offered securities and describe any commissions payable by us or any selling securityholder to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.
We or any selling securityholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we or any selling securityholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or such selling securityholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Indemnification
We or a selling securityholder may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities, other than shares of our common stock that are listed on NASDAQ, will be a new issue and will have no established trading market. We may elect to list any of the securities of on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates.
Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.
Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.
Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the Nasdaq Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
LEGAL MATTERS
Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel, Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois.

EXPERTS
Our consolidated financial statements as of and for the year ended December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the report of Plante & Moran, PLLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Our consolidated financial statements as of December 31, 2018, and for the years ended December 31, 2018 and 2017, have been incorporated by reference herein and in the registration statement in reliance upon the report of Crowe LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Ann Arbor Bancorp, Inc. as of and for the years ended December 31, 2018 and 2017 have been incorporated by reference herein and in the registration statement in reliance upon the report of Andrews Hooper Pavlik PLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee	$12,980
Trustee fees and expenses	*
Printing fees and expenses	*
Rating agency fees and expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*
Total	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15.     Indemnification of Directors and Officers
The registrant’s articles of incorporation and bylaws provide that, subject to the limits of applicable federal and state banking laws and regulations, the registrant must indemnify each person who is or was a director, officer employee or agent of the registrant and each person who serves or served at the request of the registrant as a director, officer, employee or agent of another enterprise in accordance with, and to the fullest extent authorized by, the Michigan Business Corporation Act (the “MBCA”), as the same now exists or may be amended in the future.
Sections 561 through 571 of the MBCA contain provisions governing the indemnification of directors and officers by Michigan corporations. That statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Indemnification of expenses (including attorneys’ fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses (including attorneys’ fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys’ fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.
A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made: (i) by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding; (ii) if a quorum cannot be so obtained, by a majority vote of a committee of not less than two directors who are not, at the time, parties or threatened to be made parties to the action, suit or proceeding; (iii) by independent legal counsel; (iv) by all independent directors not parties or threatened to be made parties to the action, suit or proceeding; or (v) by the shareholders (excluding shares held by directors, officers, employees or agents who are parties or are threatened to be made parties to the action, suit or proceeding). An authorization for payment of indemnification may be made by: (a) the board of directors by (i) a majority vote of all directors who are not parties or threatened to be made parties to the action, suit or proceeding, provided that there are at least two such directors, (ii) a majority vote of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, (iii) a majority vote of all “independent directors” who are not parties or threatened to be made parties to the action, suit or proceeding, provided that there is at least one such director, or (iv) if the corporation lacks the appropriate persons for alternatives (i) through (iii), by a majority vote of the entire board of directors; or (b) the shareholders (excluding shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding). Under the MBCA, the Company may indemnify a director without a determination that the director has met the applicable standard of conduct unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA (which prohibits certain dividends, distributions and loans to insiders of the corporation), or intentionally committed a criminal act. A director may file for a court determination of the propriety of indemnification in any of the situations set forth in the preceding sentence.
In certain circumstances, the MBCA further permits advances to cover such expenses before a final disposition of the proceeding, upon receipt of an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director, officer, employee or agent to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise.
The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation’s articles of incorporation or bylaws or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director, officer, employee or agent.
The MBCA permits the Company to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with the Company, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, the Company maintains such insurance on behalf of its directors, officers, employees and agents.

Item 16.     Exhibits

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Articles of Incorporation of Level One Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form S-1 (File no. 333-223866) filed March 23, 2018).
3.2	Amended and Restated Bylaws of Level One Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s registration statement on Form S-1 (File no. 333-223866) filed March 23, 2018).
4.1	Form of Indenture.
4.2*	Form of Senior Debt Security.
4.3*	Form of Subordinated Debt Security.
4.4*	Form of Certificate of Designations for preferred stock (together with form of preferred stock certificate).
4.5*	Form of Deposit Agreement (together with form of depositary receipt).
4.6*	Form of Purchase Contract Agreement.
4.7*	Form of Warrant Agreement (together with form of warrant certificate).
4.8*	Form of Stock Purchase Unit Agreement.
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.
23.1	Consent of Plante & Moran, PLLC.
23.2	Consent of Crowe LLP.
23.3	Consent of Andrews Hooper Pavlik PLC.
23.4	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this registration statement).
25.1**	Statement of Eligibility of Trustee on Form T-1 for the Indenture.

*	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

**	To be filed separately under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.
Item 17.     Undertakings
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on the 2nd day of July, 2020.

LEVEL ONE BANCORP, INC. By: /s/ Patrick J. Fehring Name: Patrick J. Fehring Title: President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints each of Patrick J. Fehring and David C. Walker, and either of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite, necessary and/or desirable to be done in and about the premises, as fully to all intents and purposes as they, he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 2, 2020.

Signature	Title
/s/ Patrick J. Fehring Patrick J. Fehring	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ David C. Walker David C. Walker	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Barbara A. Felts Barbara A. Felts	Controller (Principal Accounting Officer)
/s/ Barbara E. Allushuski Barbara E. Allushuski	Director
/s/ Victor L. Ansara Victor L. Ansara	Director
/s/ James L. Bellinson James L. Bellinson	Director
/s/ Michael A. Brillati Michael A. Brillati	Director
/s/ Shukri W. David Shukri W. David	Director
/s/ Thomas A. Fabbri Thomas A. Fabbri	Director
/s/ Jacob W. Haas Jacob W. Haas	Director
/s/ Mark J. Herman Mark J. Herman	Director
/s/ Steven H. Rivera Steven H. Rivera	Director
/s/ Stefan Wanczyk Stefan Wanczyk	Director